UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 13, 2026, the Corporation held its Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Corporation’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of directors to serve until the Corporation’s 2027 Annual Meeting of Stockholders.

	Votes “For”	Votes “Withheld”	Broker Non-Votes
DOMINIC J. ADDESSO	138,206,570	68,685	1,032,773
MICHAEL A. BLESS	138,233,301	41,954	1,032,773
JOHN D. FISK	138,233,893	41,362	1,032,773
ROHIT GUPTA	138,234,122	41,133	1,032,773
SHEILA HOODA	136,468,007	1,807,248	1,032,773
THOMAS J. MCINERNEY	127,998,214	10,277,041	1,032,773
H. ELIZABETH MITCHELL	138,234,355	40,900	1,032,773
ROBERT P. RESTREPO, JR.	137,877,183	398,072	1,032,773
DEBRA W. STILL	138,114,825	160,430	1,032,773
WESTLEY V. THOMPSON	137,877,927	397,328	1,032,773
JEROME T. UPTON	138,231,480	43,775	1,032,773

Proposal 2: Advisory vote to approve Named Executive Officer compensation.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
137,729,223	538,585	7,447	1,032,773

Proposal 3: Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2026 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
138,540,938	765,884	1,206	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enact Holdings, Inc.

	By:	/s/ Hardin Dean Mitchell
		Name:	Hardin Dean Mitchell
		Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 15, 2026

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